UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 12, 2024

Conifer Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver Road, Suite 200

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CNFR	The Nasdaq Stock Market LLC
9.75% Senior Notes due 2028	CNFRZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2024, the Board of Directors of Conifer Holdings, Inc. (the "Company") appointed Isolde G. O'Hanlon to Acting Board Chair, effective immediately. Ms. O'Hanlon has served on the Company's Board of Directors since 2017.

Also on January 12, 2024, the Board of Directors of the Company increased the size of the Board of Directors to 10 members and appointed J. Grant Smith to the Board of Directors of the Company, effective immediately. Mr. Smith was appointed to the class of directors whose terms expire at the 2024 annual meeting of shareholders. There are no material transactions between Mr. Smith and the Company or any other person.

On January 17, 2024, the Company issued a press release announcing Ms. O'Hanlon's appointment as Acting Board Chair, and Mr. Smith's appointment as a director. A copy of the press release is attached as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1	Press Release dated January 17, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings Inc.

Date: January 17, 2024	By:	/s/ BRIAN J. RONEY
Brian J. Roney
President